United States

Securities and Exchange Commission

Washington, D.C. 20549

Schedule 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

IndexIQ Active ETF Trust

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.
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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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(2)	Form, Schedule or Registration Statement No.:
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(4)	Date Filed:

In connection with the mailing of the definitive proxy statement of IQ Ultra Short Duration ETF (the “Fund”), a series of IndexIQ Active ETF Trust, and the solicitation of proxies with respect to the proposals set forth in the definitive proxy statement, the following letter mailed to the Fund’s shareholders on November 24, 2023, serves as a reminder of the Special Meeting of Shareholders to be held on January 17, 2024.

November 24, 2023

Dear Shareholder,

As a shareholder in IQ Ultra Short Duration ETF Fund (the “Fund”), you recently received a proxy communication via e-mail or a proxy statement and proxy card(s) in the mail in connection with the Special Meeting of Shareholders to be held on January 17, 2024.

Shareholders are being asked to consider and approve a new subadvisory agreement between IndexIQ Advisors LLC (IndexIQ) and MacKay Shields LLC and approve a proposal to permit IndexIQ to hire and replace subadvisors in a cost-effective and timely manner. It is important to note that there will be NO increase in your management fees and operating expenses.

After careful consideration, your Board of Trustees unanimously recommends shareholders vote FOR the proposals. Your board believes potential benefits to shareholders include improved, more consistent relative performance. It is important that you exercise your right to vote. Please take a moment to sign, date and mail the enclosed proxy card in the pre-paid envelope or follow the instructions below to vote by internet or telephone.

You and your fellow shareholders will have a substantial impact on the vote if you act early. Please see voting options below:

Vote by Phone by calling 1- 833-288-9337 and speaking with a proxy voting specialist today. Our representatives are available weekdays from 9 a.m. to 10 p.m. Eastern time. You may also call the toll-free number on the enclosed card and follow the prompts.
:	Vote by Internet by visiting the internet address on the enclosed card and following the instructions.
*	Vote by Mail by completing, signing, and dating the enclosed card and returning it in the enclosed prepaid return envelope.

Lastly, we have retained Morrow Sodali Fund Solutions (“MSFS”) to assist us with the proxy solicitation process. You may receive a call from a MSFS representative who can take your vote over the phone. You can call MSFS at: 1 (833) 288-9337 if you have any questions regarding the proxy.

Thank you in advance for your vote.